Exhibit 10.3
CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY ***) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.
SAMSUNG BIOLOGICS CO., LTD.
PRODUCT SERVICE AGREEMENT — COMMERCIAL PRODUCT DRUG SUBSTANCE
This Product Service Agreement (this “PSA”) is made effective as of the date of last signature below (the “PSA Effective Date”) by and between Immunovant Sciences GmbH a Swiss limited company with offices at Viaduktstrasse 8, 4051 Basel, Switzerland (“Client”) and Samsung Biologics Co., Ltd., a Korean corporation having its principal place of business at 300, Songdo bio-daero, Yeonsu-gu, Incheon, 21987, Republic of Korea (“SBL”). Client and SBL are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
WHEREAS, Client and SBL entered into a Master Services Agreement effective April 30, 2021 (the “MSA”) and whereas pursuant to Section 2.1 of the MSA, the Parties wish to enter into this PSA whereby SBL will provide certain Services for Commercial Product as detailed herein;
NOW, THEREFORE, the Parties agree as follows:
1.Relationship to the MSA. All capitalized terms not defined in this PSA will have the meanings given to them in the MSA. This PSA is hereby incorporated by reference into the MSA.
2.Definitions
(a)“Annual Forecast” is Client’s annual projection of its requirement for delivery of Commercial Product during each Year. For the avoidance of doubt, the Parties acknowledge and agree that while the PPQ Batches and PAI Batches may be used for commercial purposes, they are excluded from any Annual Forecast.
(b)“Campaign” shall mean a series of Batches of the Product that are produced in sequence using the same manufacturing equipment (including but not limited to the same bioreactor) followed by validated cleaning of such equipment and purification suite, and for the purposes of counting the number of Product Batches in a Campaigns in a given period, the start date of such Campaign shall be the determining factor. A Campaign will be deemed to end upon the completion of such cleaning.
(c)“Firm Period” means the first [* * *] of Annual Forecast, during which period the Forecast shall be one-hundred percent (100%) firm and binding on both Parties.
(d)“New Batch” means Batches of Commercial Product that are requested to be delivered in a new Year entering the Firm Period of Annual Forecast. For the avoidance of doubt, for the very first Annual Forecast, all the Batches in the Firm Period of the Annual Forecast shall be considered New Batch(es).
(e)“Product Purchase Commitment Shortfall” means the number of Batches of Commercial Product falling short of the Product Purchase Commitment.
(f)“Year” means each one (1) year period that begins on January 1 and ends on December 31.
3.General Information.
(a)Scope: [* * *] PPQ Batches OOF in [* * *], [* * *] PAI Batches OOF in [* * *], and Commercial Product Batches. PPQ Batches and PAI Batches are intended for commercial use. The aforementioned timeline for PPQ and PAI Batches are estimates only and may change based on the Parties’ mutual agreement.

(b)Commercial Product: IMVT-1401 Commercial Drug Substance.
(c)Commercial Product Specification: The Product Specification is established in Facility as of the Effective Date. Product Specification will be finalized by Client prior to Client’s BLA submission to the Regulatory Authority.
(d)Cell Line: [* * *]
(e)Manufacturing Facility: [* * *].
4.Raw Materials.
(a)Client Materials. Client Materials to be supplied by Client to SBL free of charge by itself or a third party designee.
(i)List: See Exhibit A: Client Materials
(ii)Handling Fee:
(1)Cell Line: [***].
(2)Other Raw Materials delivered by Client: [* * *] of the invoice of third party suppliers from whom Client purchased the Raw Materials.
(iii)Timing of provision of Client Materials to SBL: sufficiently in advance of Manufacturing, the exact timing of which to be reasonably agreed upon by the Parties.
(b)Raw Materials. As set forth in Section 4.6.1 of the MSA, the Parties shall finalize the categorization of Raw Materials to be used in performing the Services of this PSA into (i) Critical Raw Materials, (ii) Dedicated or Customized Raw Materials, and (iii) Other Raw Materials, which list shall form part of this PSA as Exhibit B.
(i)Handling Fee for Customized or Dedicated Raw Materials and Other Raw Materials to be procured by SBL at Client’s expense: [* * *].
(ii)Handling Fee for Critical Raw Materials to be procured by SBL at Client’s expense: [* * *].
5.Technology Transfer, Manufacturing, and Supply Services. SBL shall perform the Services as set forth in this Section 5.
(a)Services.
(i)SBL shall provide the Services as set forth in the Scope of Work (Exhibit E) at the Service Fees set forth in Exhibit D. If any Service or Manufacture reasonably cannot be performed without [* * *] , SBL shall not [* * *].
(ii)Fees and invoicing.
(1)Services shall be invoiced upon completion of activities by SBL, or as otherwise agreed by the Parties.
(2)Batches of Commercial Product shall be invoiced according to Section 8.2.1 of the MSA.

(b)Service Fees. In consideration for SBL’s performance of the Services pursuant to this Section 5, Client shall pay the Service Fees as set forth in Exhibit D. Additional Service Fees and costs may be detailed in an amendment to this PSA or in accordance with the MSA.
(c)Excess Production. If, in the course of manufacturing pursuant to a Client Purchase Order, SBL manufactures more than the amount ordered in the Client’s Purchase Order due to the mutually agreed manufacturing plan, such additional Batches shall be purchased by Client as if manufactured pursuant to the Purchase Order.
(d)Forecasts / Purchase Orders
(i)Annual Forecast.
(1)Each Year of the PSA term, Client shall provide to SBL [* * *] Annual Forecast at least by the [* * *]. The first Annual Forecast shall be provided by [* * *] as the Annual Forecast does not include [* * *]. Upon receipt, SBL shall provide a written confirmation of acceptance or rejection with comments on the Annual Forecast within [* * *] days of receipt; provided that in the event SBL does not reject the Annual Forecast in writing prior to the expiration of such [* * *] day period, then the Annual Forecast shall be deemed accepted by SBL. Upon SBL’s acceptance, the Firm Period shall be one-hundred percent (100%) firm and binding as to the total number of Batches of Commercial Product that are to be delivered in each Year of the Firm Period. The [* * *] of each Annual Forecast shall be partially binding on Client as follows: when the [* * *] of any Annual Forecast[* * *] of the next Annual Forecast, such [* * *]of the previous Annual Forecast, rounded up to the nearest Batch, and provided that so long as [* * *] is between these parameters [* * *] . By way of example, if Client submits an Annual Forecast [* * *].
(2)Each Annual Forecast issued by Client shall be consistent with the Product Purchase Commitment in Section 5(e) of this PSA and the previously issued Annual Forecast in terms of Batches of Commercial Product forecasted for each Year falling in the Firm Period.
(ii)Notwithstanding anything to the contrary, upon Client’s written request, SBL shall use Commercially Reasonable Efforts to Manufacture Batches in excess of the number of Batches set forth in any Firm Period subject to SBL’s existing commitments.
(1)Each time Client submits an Annual Forecast to SBL pursuant to Section 5(d)(i), SBL and Client shall discuss in good-faith the Manufacturing schedule for each New Batch; provided however that, Annual Forecast shall only specify which Year Client wishes for such Batches to be delivered and, notwithstanding anything to the contrary, SBL shall only be obligated to Manufacture and deliver the Batches at any time at SBL’s discretion within the Year without any obligation to meet a more specific timeline such as a specific date, week, month, or quarter within such Year. The Parties shall discuss in good-faith for up to [* * *] days and shall agree upon a manufacturing schedule for the Year for the New Batches covered by the Annual Forecast, upon which Client shall issue a binding Purchase Order for each New Batch, consistent with the Parties’ agreement and Annual Forecast. The Purchase Order shall detail the Batch requested, and estimated delivery date(s) for such Batch, which delivery date shall be non-binding and for information purpose only, subject to the first sentence of this Section 5(d)(ii)(1), and finalized upon SBL’s release of the Batch pursuant to Section 4.12 of the MSA.
(2)When deciding a manufacturing schedule for the New Batches, the Parties agree that (a) all Manufacturing shall be on [* * *] basis as more specifically illustrated in the “Maximum number of Campaigns” in Exhibit F, and (b) if the number of Campaigns exceeds the “Maximum number of Campaigns” in Exhibit F, then Client will be subject to a changeover fee of [* * *] per additional Campaign during the specified timeframe; provided, however, that no changeover fee shall be charged if an additional Campaign per Year is required due to [* * *]. If the Parties agree to add additional Batches to a Campaign that was already scheduled pursuant to a previous Annual Forecast, Client shall re-issue the previously issued Purchase Orders to align with such new agreement.

(e)Purchase Commitments.
(i)Purchase Commitments under this PSA shall be as follows:
(1)Upon execution of this PSA, Client shall issue a Purchase Order for [* * *] which shall be fully binding on a minimum take or pay basis.
(2)Notwithstanding anything to the contrary, during every other Year between 2026-2029, both inclusive, Client shall pay SBL, on a minimum take or pay basis, for the greater of (a) [* * *] as set forth in Exhibit F and (b) [* * *]. For the avoidance of doubt, Client shall place an order for and SBL shall Manufacture [* * *]. For the avoidance of doubt, [* * *].
(ii)Each Year or every other Year, as the case may be, Client shall pay to SBL the price set forth in this PSA for each of the Product Purchase Commitment Shortfall, if any. For any Year for which a Product Purchase Commitment Shortfall payment is owed to SBL, such payment shall be made within [* * *] days of Client’s receipt of the applicable invoice which shall be issued by SBL to Client shortly after either: (a) on [* * *] of such Year if Client notifies SBL prior to such Year that there will be a Product Purchase Commitment Shortfall, or (b) on [* * *] of the Year when there is a Product Purchase Commitment Shortfall for such Year.
6.Regulatory Approvals. The Regulatory Approvals covered by this PSA are FDA, EMA, MHRA, Health Canada, PMDA, and NMPA. If Regulatory Approval from any additional Regulatory Authorities are needed, both parties shall discuss and evaluate.
7.Storage. Pursuant to Section 4.12 of the MSA, if Client does not direct SBL to prepare Manufactured Product to be picked up by Client or Client’s designated carrier with a pick-up date within [* * *] days of Client’s receipt of the Batch Related Documents, SBL shall store the Product at the Warehouse and Client shall pay storage fees to SBL for the period of storage at the Warehouse until the actual delivery date which shall be no longer than [* * *] days after Client’s receipt of the Batch Related Documents. Storage fees shall be as follows:[* * *].
8.Clinical Exit. By no later than January 2024, Client shall have the right to exercise Clinical Exit under this PSA by notifying SBL in writing of such Clinical Exit and terminate this PSA upon 30 days’ notice, in which case Client shall be fully liable for (i) reasonable non-cancellable Service Fees and costs (including raw materials and equipment, if any, purchased by SBL on Client’s behalf) incurred by SBL until the PSA termination date and (ii) all batches of Product scheduled to be manufactured in the two (2) years period after the termination of this PSA regardless of whether such manufacturing slots are utilized or not.
9.Term. This PSA will commence as of the PSA Effective Date and will continue in full force and effect until the later of December 31, 2029 and completion of the Services stated in this PSA, unless earlier terminated in accordance with the termination provisions of this PSA and/or the MSA.

The Parties have entered into this PSA as of the PSA Effective Date by their respective duly authorized representatives.

Samsung Biologics Co., Ltd.	Immunovant Sciences GmbH
By: /s/ John Rim	By: /s/ Christian Mauriand
Name: John Rim	Name: Christian Mauriand
Title: Representative Director & President	Title: Managing Director
Date: November 17, 2021	Date: November 11, 2021

Exhibit A: Client Materials
[* * *]

Exhibit B: Categorization of Raw Materials
[* * *]

Exhibit C — Estimated Timeline
[* * *]

Exhibit D: Services Fees
[* * *]

Exhibit E: Scope of Work
[* * *]

Appendix B. Standard Process Validation Study List
[* * *]

Exhibit F: Product Purchase Commitment & Maximum number of Campaigns
[* * *]